EXHIBIT 10.15


                                 PROMISSORY NOTE
                                 ---------------
                                                             Hallandale, Florida
   $275,000.00                                               April 19, 1999
   -----------                                               -------------------


     FOR VALUE RECEIVED, PEACHES ENTERTAINMENT CORPORATION ("Borrower"), a Florida corporation whose principal place of business is located at 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009, does hereby promise to pay to the order of URT INDUSTRIES, INC. (the "Payee"), whose address is 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009, the sum of TWO HUNDRED AND SEVENTY-FIVE THOUSAND DOLLARS ($275,000.00) on or before December 29,1999, without interest. Payment of this Note shall be made at the Payee's above-described address in such currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts.

     Upon the occurrence of an event of default, as hereinafter defined, the principal amount of this Note shall be immediately due and payable. The term "event of default" as used herein means any one of the following occurrences:

     (a) In the event that the Borrower should become insolvent, or make an assignment for the benefit of creditors or apply for the appointment of a receiver; or in the event of the appointment of a receiver or trustee in bankruptcy for the Borrower; or in the event that the Borrower shall file a petition under the U.S. Bankruptcy Code or any amendment thereof or file a petition or seek other relief under any insolvency law providing for the relief of debtors; or in the event that any such petition is filed against the Borrower and not dismissed within sixty (60) days; or

     (b) In the event of the liquidation or dissolution of the Borrower; or

     (c) In the event of the cessation of the business activities for which the Borrower was organized.

     The Borrower does hereby waive presentment, protest, demand for payment, notice of



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dishonor,  notice of  protest  and all other  notices  or demands of any kind in connection with the delivery, acceptance, performance or default under this Note.

     No act, delay, extension, omission or indulgence on the part of the Payee or any other holder of this Note shall be deemed a waiver of any of the rights of such holder against the Borrower hereunder, nor shall the failure to exercise any such right or remedy when available on any occasion be constructed as a bar to or waiver of any such rights on any future occasion.

     If there should be a default by the Borrower in the payment of this Note or an event of default, as defined herein, and if the Payee or any other holder of this Note shall incur any reasonable expenses, including, without limitation, legal fees and expenses, in connection with the collection of any amount payable hereunder the Borrower hereby agrees to pay any and all such reasonable expenses.

     This Note shall be governed by and constructed in accordance with the laws of the State of Florida. It may be prepaid by Borrower in whole or in part at any time.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed on the above date.



                                             PEACHES ENTERTAINMENT CORPORATION



                                             By:         /s/Jason Wolk
                                                --------------------------------
                                                      Name:      Jason Wolk
                                                             -------------------
                                                      Title:     Executive
                                                               Vice-President
                                                             -------------------